AMENDMENT TO RICHARDS BAY SLAG SALES AGREEMENT

THIS AMENDING AGREEMENT dated October 31, 2003 is made by and between RICHARDS BAY IRON AND TITANIUM (PROPRIETARY) LIMITED, a South African corporation with offices at Richards Bay, Natal, South Africa (hereafter called "RBIT") and KRONOS INC., a Delaware corporation with offices at 5 Cedar Brook Drive, Cranbury, New Jersey, 08512, USA (hereinafter "Buyer").

WHEREAS RBIT and Buyer entered into an agreement for the purchase and sale of titanium bearing slag produced at RBIT's plant at Richards Bay, Natal, South Africa (hereafter "RBIT Product") dated as of the 1st day of May, 1995, amended as of November 3,1997, May 1, 1999, June 1, 2001 and December 20, 2002 (hereinafter called the "Agreement");

WHEREAS the parties wish to amend the Agreement for the sale and purchase of RBIT Product, effective January 1, 2003;

NOW THEREFORE, for and in consideration of the covenants and conditions herein contained, the parties hereto agree to amend the Agreement as follows:

1. Article V.A.5. shall be replaced with the following

     5. For 2003, the Basic Price of RB Slag shall be * per ton. *

          For 2004, the Basic Price of RB Slag shall be * per ton. For 2005 to 2007 inclusively, the Basic Price of RB Slag shall be the previous year's Basic Price plus Escalation as herein defined.

                                        *

          Should RBIT offer spot quantities of RB Slag for sale to major contract customers during the Term of the Agreement, Kronos Inc. shall be offered a pro-rata share of such spot quantities in the proportion that its Contracted Quantity bears to the contracted quantities of such other major contract customers and have 7 days in which to accept or decline such offer.

2. The parties hereby ratify and confirm the terms and conditions of the Agreement not specifically amended pursuant to this Amending Agreement.

IN WITNESS WHEREOF, the parties have caused this Amending Agreement to be executed by their duly authorized representatives.


RICHARDS BAY IRON AND TITANIUM                   KRONOS INC.
(PROPRIETARY) LIMITED


     ----------------------------                 ----------------------------
By:    /s/ John George Deyzel                By:    /s/ D.C. Weaver


Name:  John George Deyzel                    Name:  D.C. Weaver
       --------------------------                   --------------------------


 Title:  MAN. DIR. / CEO                     Title:  VP Development
         ------------------------                    -------------------------





* Information omitted pursuant to a request for confidential treatment.